                                                                     EXHIBIT 5.1

                 [MCGUIRE WOODS BATTLE & BOOTHE LLP Letterhead]
                        Bank of America Corporate Center
                       100 North Tryon Street, Suite 2900
                      Charlotte, North Carolina 28202-4011
                 Telephone/TDD (704) 373-8999 Fax (704) 373-8935





                                January 19, 2000


Board of Directors
Information Architects Corporation
4064 Colony Road
Charlotte, NC  28211

Ladies and Gentlemen:

         We are acting as counsel to Information Architects Corporation, a North Carolina corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of 4,033,911 shares (the "Issued Shares") of Common Stock, par value $0.001 per share, of the Company issued in connection with a private placement to certain selling stockholders and up to 448,111 shares (the "Warrant Shares") of Common Stock, par value $0.001 per share, of the Company, issuable upon the exercise of Warrants issued to the placement agent. This opinion letter is furnished to you for filing with the Commission pursuant to
Item 601 of Regulation S-K promulgated under the Act.

         In reaching the opinion stated in this letter, we have reviewed originals of copies of the Registration Statement, the Articles of Incorporation and the Bylaws of the Company, both as amended to date, and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

         Based upon the foregoing, it is our opinion that the Issued Shares are duly and validly issued, fully paid and nonassessable, and that the Warrant Shares, when issued in the manner described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

Board of Directors
January 19, 2000
Page 2


         The opinion expressed above is limited to matters governed by the laws of the State of North Carolina. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

         We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion letter speaks as of the date hereof. We disclaim any duty to advise you regarding any change subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                            Very truly yours,